EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38340) of RTI International Metals, Inc. of our report dated June 24, 2005 relating to the financial statements of the RMI Titanium Company Bargaining Unit Employee Savings and Investment Plan included in this annual report on Form 11-K for the year ended December 31, 2004.

/s/ BEARD MILLER COMPANY LLP

Pittsburgh, Pennsylvania
June 24, 2005

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